Exhibit 99.1

Calyxt Reports First Quarter 2023 Financial Results and Provides Corporate Update

—Proposed merger with Cibus Global Expected to Close in Q2 2023—

—1-for-10 reverse stock split executed—

—Current customer projects under development are on track—

—Evologic Technologies completed initial phase of project to scale production of Calyxt’s Plant Cell Matrix™ and BioFactoryTM technologies—

Roseville, MN – May 1, 2023 – Calyxt, Inc. (Nasdaq: CLXT), a plant-based synthetic biology company, today announced operating and financial results for its first quarter ended March 31, 2023.

Merger Agreement with Cibus

On January 17, 2023, Calyxt announced it had entered into a definitive merger agreement (the Merger Agreement) with Cibus Global, LLC (Cibus), a leader in precision gene editing in agriculture, under which Calyxt and Cibus will merge in an all-stock transaction. The merger will create a new industry-leading company that combines the two pioneers in agriculture-based gene editing and establishes one of the world’s most sophisticated facilities for trait development and next-generation plant breeding.

On April 18, 2023, Calyxt announced that it has scheduled a special meeting of stockholders (the Special Meeting) on May 18, 2023, at 9:00 a.m. Central Time to seek approval of the merger from such stockholders. Calyxt’s stockholders of record as of April 12, 2023, are entitled to vote at the Special Meeting.

The Boards of Directors of both companies have unanimously approved the transaction. Concurrently with the execution of the Merger Agreement, certain of Calyxt’s stockholders and Calyxt’s directors and officers, who as of January 13, 2023, collectively beneficially held voting power of approximately 49.8% of outstanding Calyxt common stock, and certain of Cibus’ equity holders and Cibus’ directors and officers, who as of January 13, 2023, collectively held voting power of approximately 54.3% of the outstanding voting Cibus membership units, entered into support agreements agreeing to vote their shares or units, as applicable, in favor of the Merger Agreement and the transactions contemplated by it.

The merger is expected to close in the second quarter of 2023, subject to customary closing conditions, including approval of the merger by the shareholders of Calyxt at the Special Meeting. “Cibus is an excellent strategic fit for Calyxt given our complementary technology platforms, and the merger provides a great opportunity to leverage multiple synergies to drive innovation and shareholder value,” said Michael A. Carr, President and Chief Executive Officer of Calyxt. “I am deeply proud of the significant accomplishments made by our team and their commitment to further the science of biotechnology and synthetic biology in significant ways.”

Upon closing of the transaction, the combined company, renamed Cibus Inc., is expected to trade on the Nasdaq Capital Market under the proposed ticker symbol CBUS. The current Cibus management team will lead the new combined organization with Rory Riggs assuming the roles of Chair of the Board of Directors and Chief Executive Officer. Corporate headquarters for the combined company will be located in San Diego, California and Calyxt’s offices, laboratory, and breeding facilities in Roseville, Minnesota will remain operational as a key site for the combined company.

On February 14, 2023, Calyxt filed a registration statement on Form S-4 (as subsequently amended, the “Registration Statement”) with the U.S. Securities and Exchange Commission (SEC), which was declared effective by the SEC on April 18, 2023. The Registration Statement provides important information about Calyxt, Cibus and the proposed transactions.

Reverse Stock Split

To regain compliance with the listing rule of the Nasdaq Capital market requiring that the bid price of Calyxt’s common stock be $1.00 per share or higher, Calyxt effected a 1-for-10 reverse stock split on April 24, 2023. All references made to share or per share amounts in this press release have been retroactively adjusted to reflect the effects of the reverse stock split.

Key Accomplishments

Other key accomplishments in the first quarter of 2023, and through the date of this press release, include the following:

Current Customer Projects Under Development are on Track

•

Calyxt continued to progress the pilot project for a major consumer packaged goods company with delivery of initial quantities of a plant-based chemistry for customer evaluation expected in the second quarter of 2023.

•

Calyxt continued to progress the development of its soybean-based palm oil alternative plant trait, with the overall project scheduled for completion in the first quarter of 2024, at which time the second milestone payment for the project would be due.

•	Calyxt continued to support late-stage development activities for its improved digestibility alfalfa trait, which was developed with and licensed to S&W Seed Company.

Evologic Technologies, Calyxt’s Global Infrastructure Partner, Completed Initial Phase of Project to Scale Calyxt’s Proprietary Plant Cell Matrix and BioFactory Technologies

•

Calyxt’s manufacturing partner, Evologic Technologies GmbH (Evologic) has completed the initial phase of a project to scale Calyxt’s proprietary Plant Cell Matrix (PCMTM) and BioFactory technologies. Evologic’s contract development and manufacturing services, based on its proprietary bioprocessing platform and technology, supports companies delivering unique and sustainable bioproducts. Calyxt is currently evaluating the results of the first phase of the project.

Additional Updates

•

In early November 2022, Calyxt reached a settlement with one of its technology vendors regarding alleged intellectual property infringement. As a result of the settlement, Calyxt received $750 thousand in the fourth quarter of 2022 and $750 thousand in the first quarter of 2023.

Financial Results for the Three Months Ended March 31, 2023

•	Cash and cash equivalents totaled $2.1 million as of March 31, 2023.

•

Revenues were nominal in the first quarter of 2023, and 2022. Revenue in the first quarter of 2023 and 2022 was primarily associated with the Company’s agreement with a large food ingredient manufacturer to develop a palm oil alternative.

•

Total operating expenses were $4.5 million in the first quarter of 2023 compared to $6.1 million in the first quarter of 2022. The decrease was driven by the reduction in headcount year-over-year and other cost reduction initiatives.

•

Cash runway, considering interim funding of $1.0 million received through March 31, 2023, and additional funding to be provided by Cibus as described in the Merger Agreement, is sufficient to fund operations through the second quarter of 2023.

About Calyxt

Calyxt (Nasdaq: CLXT) is a plant-based synthetic biology company. Calyxt leverages its proprietary PlantSpring™ technology platform and Plant Cell Matrix™ structures to engineer plant metabolism to produce innovative high value plant-based chemistries for use in customers’ materials and products. As plant-based solutions, Calyxt’s synthetic biology products can be used in helping customers meet their sustainability targets and financial goals. Calyxt’s diversified offerings are primarily delivered through its proprietary BioFactory production system. For more information, visit www.calyxt.com.

PlantSpring, Plant Cell Matrix, PCM, BioFactory, and the Calyxt logo are trademarks of Calyxt, Inc. Any other trademarks belong to their respective owners.

Contact

Bill Koschak

(651) 425-1754

investors@calyxt.com

Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. In some cases, you can identify these statements by forward-looking words such as “anticipates,” “believes,” “continue,” “estimates,” “expects,” “intends,” “may,” “might,” “plans,” “predicts,” “projects,” “should,” “targets,” “will,” or the negative of these terms and other similar terminology. Forward-looking statements in this report include statements about the proposed merger with Cibus and related transactions contemplated by the Merger Agreement (collectively, the Transactions), including the anticipated Nasdaq listing of the combined company; the Company’s future financial performance, including its liquidity and capital resources, cash runway and its ability to continue as a going concern; its product pipeline and development; its business model and strategies for the development, commercialization and sales of commercial products; commercial demand for its synthetic biology solutions; the development and deployment of its PlantSpring technology platform; the ability to scale production capability for its BioFactory production system; potential development agreements, partnerships, customer relationships, and licensing arrangements and their contribution to its financial results, cash usage, and growth strategies; and anticipated trends in its business. These and other forward-looking statements are predictions and projections about future events and trends based on the Company’s current expectations, objectives, and intentions and are premised on current assumptions. The Company’s actual results, level of activity, performance, or achievements could be materially different than those expressed, implied, or anticipated by forward-looking statements due to a variety of factors, including, but not limited to: adverse impacts if the conditions to the closing of the Transactions are not satisfied or if consummation of the Transactions is delayed; Calyxt’s ability to realize anticipated benefits of the proposed Transactions; Calyxt’s ability to maintain its continued listing on the Nasdaq Capital Market; any adverse impact of the Company’s cost reduction measures and the proposed Transactions on its relationship with employees and third-parties, including ongoing negotiations with potential customers; the impact of increased competition, including competition from a broader array of synthetic biology companies; competition for customers, partners, and licensees and the successful execution of development and licensing agreements; disruptions at its key facilities, including disruptions impacting its BioFactory production system; changes in customer preferences and market acceptance of its products; changes in market consensus as to what attributes are required for a product to be considered “sustainable”; the impact of adverse events during development, including unsuccessful pilot production of plant-based chemistries or field trials; the impact of improper handling of its product candidates during development; failures by third-party contractors; inaccurate demand forecasting or milestone and royalty payment projections; the effectiveness of commercialization efforts by commercial partners or licensees; disruptions to supply chains, including raw material inputs for its BioFactory; the impact of changes or increases in oversight and regulation; disputes or challenges regarding intellectual property; proliferation and continuous evolution of new technologies; management changes; changes in macroeconomic and market conditions, including inflation, supply chain constraints, and rising interest rates; dislocations in the capital markets and challenges in accessing liquidity and the impact of such liquidity challenges on the Company’s ability to execute on its business plan; ; and other important factors discussed in Part I, Item 1A, “Risk Factors” in the Company’s filings with the SEC, included in Part I, Item 1A of its Annual Report on Form 10-K/A for the year ended December 31, 2022, which was filed with the SEC on March 3, 2023 (its Annual Report) and its subsequent reports on Forms 10-Q and 8-K filed with the SEC. Any forward-looking statements made by management of the Company are based only on currently available information and speak only as of the date of this report. Except as otherwise required by securities and other applicable laws, the Company does not assume any obligation to publicly provide revisions or updates to any forward-looking statements, whether as a result of new information, future developments or otherwise, should circumstances change.

Important Additional Information

In connection with the proposed Transactions, Calyxt has filed materials with the SEC, including a registration statement on Form S-4 (the “Form S-4”), which includes a proxy statement of Calyxt for the stockholders of Calyxt and that will serve as a prospectus of Calyxt and an information statement of Cibus, and other documents relating to the proposed Transactions. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THESE MATERIALS, INCLUDING THE FORM S-4 AND THE PROXY STATEMENT/PROSPECTUS INCLUDED THEREIN BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT CALYXT, CIBUS AND THE PROPOSED TRANSACTIONS. The definitive proxy statement included in the Form S-4 is being first mailed to Calyxt stockholders on or about April 18, 2023. The Form S-4, the proxy statement/prospectus included therein, and other materials filed by Calyxt with the SEC may be obtained free of charge from the SEC’s website (www.sec.gov) or from Calyxt by directing a request to: Calyxt, Inc., 2800 Mount Ridge Road, Roseville, MN 55113.

Participants in the Solicitation

Calyxt, Cibus, and their respective directors, executive officers and other members of management may be deemed to be participants in the solicitation of proxies with respect to the proposed Transactions under the rules of the SEC. Information about the directors and executive officers of Calyxt is set forth in Calyxt’s Annual Report on Form 10-K/A for the fiscal year ended December 31, 2022, which was filed with the SEC on March 3, 2023, and Amendment No. 1 to its definitive proxy statement for its 2023 Annual Meeting of Shareholders, which was filed with the SEC on March 31, 2023.

Other information regarding persons who may, under the rules of the SEC, be deemed to be participants in the proxy solicitation and a description of their interests in the proposed Transaction, by security holdings or otherwise, are included in the proxy statement/prospectus included in the Form S-4 and other relevant materials filed with the SEC regarding the proposed Transaction. Investors should read the proxy statement/prospectus carefully before making any voting or investment decisions. You may obtain free copies of these documents from Calyxt or the SEC’s website, as indicated above.

No Offer or Solicitation

This press release shall not constitute an offer to sell or a solicitation of an offer to buy the securities of Calyxt, Cibus, or the combined company, nor shall there be any sale of any such securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. No offering of securities shall be made in the United States except by means of a prospectus meeting the requirements of Section 10 of the Securities Act. Subject to certain exceptions to be approved by the relevant regulators or certain facts to be ascertained, a public offer will not be made directly or indirectly, in or into any jurisdiction where to do so would constitute a violation of the laws of such jurisdiction, or by use of the mails or by any means or instrumentality (including without limitation, facsimile transmission, telephone or internet) of interstate or foreign commerce, or any facility of a national securities exchange, of any such jurisdiction.

CALYXT, INC.

CONSOLIDATED BALANCE SHEETS

(Unaudited and in Thousands Except Par Value and Share Amounts)

	March 31, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$2,054	$3,427
Restricted cash	—	99
Prepaid expenses and other current assets	529	606

Total current assets	2,583	4,132
Land, buildings, and equipment	4,104	4,516
Operating lease right-of-use assets	13,493	13,615
Other non-current assets	105	158

Total assets	$20,285	$22,421

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$327	$340
Accrued expenses	1,052	173
Accrued compensation	180	107
Due to related parties	63	175
Current portion of financing lease obligations	—	97
Common stock warrants	1,110	291
Short-term debt	1,000	—
Other current liabilities	483	479

Total current liabilities	4,215	1,662
Operating lease obligations	13,342	13,447
Other non-current liabilities	61	79

Total liabilities	17,618	15,188

Stockholders’ equity:
Common stock, $0.0001 par value; 275,000,000 shares authorized; 4,983,104 shares issued and 4,973,088 shares outstanding as of March 31, 2023, and 4,894,497 shares issued and 4,884,481 shares outstanding as of December 31, 2022	5	5
Additional paid-in capital	221,250	220,422
Common stock in treasury, at cost; 10,016 shares as of March 31, 2023, and December 31, 2022	(1,043)	(1,043)
Accumulated deficit	(217,545)	(212,151)

Total stockholders’ equity	2,667	7,233

Total liabilities and stockholders’ equity	$20,285	$22,421

CALYXT, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In Thousands Except Shares and Per Share Amounts)

	Three Months Ended March 31,
	2023	2022
Revenue	$42	$32
Cost of goods sold	—	—

Gross profit	42	32
Operating expenses:
Research and development	2,209	2,941
Selling, general, and administrative	2,296	3,180

Total operating expenses	4,505	6,121

Loss from operations	(4,463)	(6,089)
Interest, net	(21)	(17)
Non-operating income (expenses)	(910)	487

Loss before income taxes	(5,394)	(5,619)
Income taxes	—	—

Net loss	$(5,394)	$(5,619)

Basic and diluted net loss per share	$(1.09)	$(1.34)

Weighted average shares outstanding – basic and diluted	4,940,693	4,202,011

Anti-dilutive stock options, restricted stock units, performance stock units, and common stock warrants	1,826,029	1,627,637